UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
 _______________
Date of Report: January 27, 2026
(Date of earliest event reported)
 _______________
TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
14201 Dallas Parkway
Dallas, TX 75254
(Address of principal executive offices, including zip code)
(469) 893-2200
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	NYSE
6.875% Senior Notes due 2031	THC31	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.
On February 2, 2026, Tenet Healthcare Corporation (the “Company”) issued a press release announcing the Company’s expectation that its Adjusted EBITDA for the year ended December 31, 2025 will be at the upper end of its current Adjusted EBITDA guidance range of $4.47 billion to $4.57 billion. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The Company’s actual results for the year ended December 31, 2025 may differ from preliminary estimates and additional developments and adjustments may arise between now and the time the financial information for this period is finalized. Accordingly, investors should not place undue reliance on these estimates.

The information contained in this Item 2.02 is being furnished pursuant to Item 2.02 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.	Regulation FD Disclosure.
The information set forth under Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Item 8.01.	Other Events.

On January 27, 2026, the Company entered into that certain Omnibus Agreement, by and among the Company, Conifer Health Solutions, LLC (“Conifer Health”), Conifer Revenue Cycle Solutions, LLC (“Conifer”), and CommonSpirit Health (formerly known as Catholic Health Initiatives) (“CHI”) (the “Omnibus Agreement”). Subject to the terms in the Omnibus Agreement, pursuant to certain agreements contemplated therein, the parties have agreed to, among other things (i) effective as of December 31, 2026, terminate that certain Amended and Restated Master Services Agreement between CHI and Conifer, dated January 1, 2015, pursuant to which Conifer provides end-to-end revenue cycle management services to certain CHI facilities, (ii) the payment by CHI to the Company of an aggregate amount equal to $1.9 billion in annual installments over the next three years; provided, that, of such amount, $540 million was satisfied on January 27, 2026 by offsetting the $540 million due to CHI from Conifer Health as described in clause (iii), (iii) the retention of certain retained earnings by Conifer Health that would have otherwise been distributable to CHI if it were a member of Conifer Health and the redemption by Conifer Health of CHI’s 23.8% equity interest in Conifer Health in exchange for a payment by Conifer Health of $540 million, which redemption is effective as of January 1, 2026, and (iv) the grant of mutual releases to each other in respect of potential disputes related to Conifer Health.

This transaction will result in a reduction of the Company’s redeemable non-controlling interest and other liabilities on its balance sheet of approximately $885 million and an increase to the Company’s additional paid in capital of approximately $305 million.

A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statement

This report contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2024 and other filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on February 2. 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: February 2, 2026	By:	/s/ THOMAS ARNST
		Name:	Thomas Arnst
		Title:	Executive Vice President, Chief Administrative Officer and General Counsel